EXHIBIT 99.1

VEECO REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

First Quarter 2020 Highlights:

•	Revenues of $104.5 million, compared with $99.4 million in the same period last year
•	GAAP net loss of $0.6 million, or $0.01 loss per diluted share
•	Non-GAAP net income of $10.9 million, or $0.22 per diluted share

Plainview, N.Y., May 7, 2020 -- Veeco Instruments Inc. (Nasdaq: VECO) today announced financial results for its first quarter ended March 31, 2020. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

U.S. Dollars in millions, except per share data

GAAP Results	Q1 '20	Q1 '19
Revenue	$104.5	$99.4
Net income (loss)	$(0.6)	$(18.5)
Diluted earnings (loss) per share	$(0.01)	$(0.40)

Non-GAAP Results	Q1 '20	Q1 '19
Net income (loss)	$10.9	$(6.4)
Operating income (loss)	$12.7	$(4.8)
Diluted earnings (loss) per share	$0.22	$(0.14)

“Our employees around the world have exhibited great professionalism and flexibility as they adapt to working from home or new health and safety measures in our facilities. It is because of their efforts that Veeco has been managing well through the COVID-19 pandemic,” commented William J. Miller, Ph.D., Chief Executive Officer. “Our supply chain, manufacturing and service operations have been successful in maintaining our ability to source materials, ship products and provide support for our customers with only minor disruptions.”

“Our semiconductor technologies enable a variety of important megatrends that are expected to perform well, such as cloud and high-performance computing, AI and 5G RF,” continued Dr. Miller.  “In the first quarter, sales were strong in our Data Storage market driven by demand in cloud computing. We improved gross margin and reduced operating expenses, driving solid Non-GAAP EPS. Furthermore, our cash balance, quality of our backlog and the cost reductions we realized over the last several quarters give me confidence in our ability to weather uncertainties we may face.”

Guidance and Outlook

Given the level of uncertainty resulting from the COVID-19 pandemic, Veeco is refraining from providing Q2 guidance.

Conference Call Information

A conference call reviewing these results has been scheduled for today, May 7, 2020 starting at 4:30pm ET. To join the call, dial 1-866-288-0540 (toll free) or 1-646-828-8143 and use passcode 9821676. Participants may also access a live webcast of the call by visiting the investor relations section of Veeco's website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website that evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco (NASDAQ: VECO) is an innovative manufacturer of semiconductor process equipment. Our proven ion beam, laser annealing, lithography, MOCVD, and single wafer etch & clean technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets we serve. To learn more about Veeco’s systems and service offerings, visit www.veeco.com.

Forward-looking Statements

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Contacts:

Investors: Media:

Anthony Bencivenga (516) 252-1438Kevin Long (516) 714-3978

abencivenga@veeco.com    klong@veeco.com

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2020	2019
Net sales	$104,502	$99,371
Cost of sales	58,083	64,655
Gross profit	46,419	34,716
Operating expenses, net:
Research and development	19,195	23,340
Selling, general, and administrative	18,304	19,902
Amortization of intangible assets	3,837	4,218
Restructuring	625	1,430
Other operating expense (income), net	(109)	(34)
Total operating expenses, net	41,852	48,856
Operating income (loss)	4,567	(14,140)
Interest expense, net	(4,866)	(4,200)
Income (loss) before income taxes	(299)	(18,340)
Income tax expense (benefit)	268	190
Net income (loss)	$(567)	$(18,530)

Income (loss) per common share:
Basic	$(0.01)	$(0.40)
Diluted	$(0.01)	$(0.40)

Weighted average number of shares:
Basic	47,811	46,848
Diluted	47,811	46,848

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$162,325	$129,294
Restricted cash	652	657
Short-term investments	79,429	115,252
Accounts receivable, net	84,251	45,666
Contract assets	14,612	25,351
Inventories	129,611	133,067
Deferred cost of sales	1,981	445
Prepaid expenses and other current assets	16,446	14,966
Assets held for sale	11,183	11,180
Total current assets	500,490	475,878
Property, plant and equipment, net	72,291	75,711
Operating lease right-of-use assets	13,159	14,453
Intangible assets, net	57,680	61,518
Goodwill	181,943	181,943
Deferred income taxes	1,549	1,549
Other assets	5,774	7,036
Total assets	$832,886	$818,088

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,359	$21,281
Accrued expenses and other current liabilities	41,568	41,243
Customer deposits and deferred revenue	49,628	54,870
Income taxes payable	954	830
Total current liabilities	128,509	118,224
Deferred income taxes	5,763	5,648
Long-term debt	303,388	300,068
Operating lease long-term liabilities	9,294	10,300
Other liabilities	8,868	9,336
Total liabilities	455,822	443,576

Total stockholders’ equity	377,064	374,512
Total liabilities and stockholders’ equity	$832,886	$818,088

Veeco Instruments Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Data

(in thousands, except per share amounts)
(unaudited)

		Non-GAAP Adjustments
		Share-Based
Three months ended March 31, 2020	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$104,502					$104,502
Gross profit	46,419	521		21		46,961
Gross margin	44.4%					44.9%
Operating expenses	41,852	(3,125)	(3,837)	(667)		34,223
Operating income (loss)	4,567	3,646	3,837	688	^	12,738
Net income (loss)	(567)	3,646	3,837	3,935	^	10,851

Income (loss) per common share:
Basic	$(0.01)					$0.23
Diluted	(0.01)					0.22
Weighted average number of shares:
Basic	47,811					47,811
Diluted	47,811					48,437

^- See table below for additional details.

Veeco Instruments Inc. and Subsidiaries

Other Non-GAAP Adjustments

(in thousands)
(unaudited)

Three months ended March 31, 2020
Restructuring	625
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	63
Subtotal	688
Non-cash interest expense	3,320
Non-GAAP tax adjustment *	(73)
Total Other	3,935

*- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

These tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(in thousands, except per share amounts)
(unaudited)

		Non-GAAP Adjustments
		Share-based
Three months ended March 31, 2019	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$99,371					$99,371
Gross profit	34,716	470		47		35,233
Gross margin	34.9%					35.5%
Operating expenses	48,856	(2,687)	(4,218)	(1,967)		39,984
Operating income (loss)	(14,140)	3,157	4,218	2,014	^	(4,751)
Net income (loss)	(18,530)	3,157	4,218	4,787	^	(6,368)

Income (loss) per common share:
Basic	$(0.40)					$(0.14)
Diluted	(0.40)					(0.14)
Weighted average number of shares:
Basic	46,848					46,848
Diluted	46,848					46,848

^- See table below for additional details.

Veeco Instruments Inc. and Subsidiaries

Other Non-GAAP Adjustments

(in thousands)
(unaudited)

Three months ended March 31, 2019
Restructuring	1,430
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	142
Accelerated depreciation	397
Other	45
Subtotal	2,014
Non-cash interest expense	3,081
Non-GAAP tax adjustment *	(308)
Total Other	4,787

*- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

These tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP Net Income (loss) to Non-GAAP Operating Income (loss)

(in thousands)
(unaudited)

	Three months ended	Three months ended
	March 31, 2020	March 31, 2019
GAAP Net income (loss)	$(567)	$(18,530)
Share-based compensation	3,646	3,157
Amortization	3,837	4,218
Restructuring	625	1,430
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	63	142
Accelerated depreciation	—	397
Interest (income) expense, net	4,866	4,200
Other	—	45
Income tax expense (benefit)	268	190
Non-GAAP Operating income (loss)	$12,738	$(4,751)

This table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.